Exhibit 10.2

September 1, 2018

Marriott International, Inc.
10400 Fernwood Rd
Bethesda, MD 20817

Starwood Hotels & Resorts Worldwide, LLC
10400 Fernwood Rd
Bethesda, MD 20817

Re:	Merger of Marriott Vacations Worldwide Corporation and ILG, Inc.
Ladies and Gentlemen:
Marriott International, Inc. (“MII”) and Marriott Worldwide Corporation (“MWC”) (collectively “Licensor”), and Marriott Vacations Worldwide Corporation (“Licensee”) are parties to (i) that certain License, Services and Development Agreement for Marriott Projects dated effective November 19, 2011 (“Original MVW License Agreement”), as amended by that certain Amendment to License, Services, and Development Agreement dated February 26, 2018, and by that certain letter regarding Consent to Limited Marketing Access dated February 26, 2018 (collectively, the “MVW License Agreement”), and (ii) that certain Marriott Side Letter of Acknowledgments - Services Manual dated contemporaneously with the Original MVW License Agreement, as amended by that certain Amendment dated December 10, 2015, that certain Second Amendment dated September 21, 2016, that certain Third Amendment dated February 26, 2018, and that certain Fourth Amendment dated September 1, 2018 (collectively, the “Services Manual”), under which Licensor granted Licensee the right to operate the Licensed Business in accordance with the terms and conditions of the MVW License Agreement. Licensor, together with Marriott Rewards, LLC (collectively, “Marriott”), and Licensee, together with Marriott Ownership Resorts, Inc. (collectively, “MVW”) are also parties to that certain Side Letter Agreement - Program Affiliation dated September 21, 2016, as amended and restated by that certain Amended and Restated Side Letter Agreement - Program Affiliation dated February 26, 2018, and that certain letter dated February 26, 2018 regarding Conditional Consent to Eliminate Redemption Restrictions (collectively, the “Program Affiliation Side Letter”).
Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc.) (“Starwood”), Vistana Signature Experiences, Inc. (“Vistana”), and ILG, LLC (as successor to ILG, Inc. (formerly known as Interval Leisure Group, Inc.)) (“ILG”) are parties to that certain License, Services and Development Agreement dated effective May 11, 2016 (“Vistana License Agreement”), under which Starwood granted Vistana the right to operate the Vistana Destination Club Business in accordance with the terms and conditions of the Vistana License Agreement.
All initially capitalized terms used but not defined herein have the meaning set forth in the MVW License Agreement, Services Manual, Program Affiliation Side Letter, or Vistana License Agreement, as applicable.
On September 1, 2018 (the “Effective Date”), Licensee acquired ILG, which acquisition included the Vistana Destination Club Business, resulting in MVW and its subsidiaries having licenses to operate Destination Club Businesses under the Marriott Vacation Club, Grand Residences by Marriott, Ritz-Carlton Club, Sheraton, Westin, The Luxury Collection, St. Regis and Vistana brands (the “Combined Licensed Business”). The parties hereto desire to effectuate certain efficiencies by combining certain aspects of the Combined Licensed Business and adapting the terms and conditions of the Vistana License Agreement to conform, as nearly as practicable, to the terms and conditions of the MVW License Agreement as more specifically set forth herein. In furtherance thereof, the parties hereto agree as follows with effect as of the Effective Date:

1.	The $3 million reduction in base royalty set forth in the definition of “Base Royalty” in Section 1.B of the First Amendment to the MVW License Agreement is hereby ceased;

2.
With respect to the schedule to the Services Manual entitled “Credit Card Marketing Funds”, Licensor shall (instead of the reduction in base royalty set forth in the definition of “Base Royalty” in section 1.B of the First Amendment to the MVW License Agreement and the Initial Marketing Funds Amount set forth in the schedule to the Services Manual entitled “Credit Card Marketing Funds”) hereby pay to MVW the Increased Marketing Funds Amount set forth in the schedule to the Services Manual entitled “Credit Card Marketing Funds”.

3.
Subject to any legal restrictions or third party consents or approval rights existing as of February 26, 2018, MVW (along with its subsidiaries and affiliates) is hereby permitted to include all brands that are encompassed in the Combined Licensed Business in MVW’s multi-brand portfolio vacation ownership products.

4.	The Vistana Redemption Restriction and the MVW Redemption Restriction (along with the parties’ respective obligations under Section 3.02 of the Program Affiliation Side Letter) are hereby terminated.

5.
The parties agree that upon written request by MVW, Licensor will depict the Vistana vacation ownership brands (i.e., Sheraton Vacation Club, Westin Vacation Club, St. Regis Residence Club, and The Luxury Collection Residence Club) on marriott.com and in other promotional and sales and marketing materials in the same manner and prominence that the Marriott Vacation Club brand is depicted on marriott.com and in other promotional and sales and marketing materials.

6.
The parties agree that upon written request by MVW, (i) Destination Club Projects subject to the Vistana License Agreement will be deemed (x) “Participating Properties” under the Marriott Rewards Agreement and (y) “Licensed Destination Club Projects” under the MVW License Agreement, and (ii) Destination Club Products subject to the Vistana License Agreement will be deemed “Licensed Destination Club Products” under the MVW Marriott License Agreement.

7.
Upon MVW’s request, Licensor will agree to amend the MVW License Agreement and related agreements to encompass the Sheraton, Westin, The Luxury Collection and St. Regis brands and the Licensed Unbranded Properties (as defined in the Vistana License Agreement) and to make other appropriate modifications so as to adapt the terms and conditions of the Vistana License Agreement to conform, as nearly as practicable, to the terms and conditions of the MVW License Agreement (the “Combination Amendment”). Upon the effectiveness of the Combination Amendment, (i) the Vistana License Agreement will be terminated, (ii) Sections 2.2.C(3) and (4) and the proviso to Section 2.2.C(5) of the MVW License Agreement will be deleted, and (iii) the Vistana Exclusive Rights Exception shall cease. MVW anticipates that the integration and combination of the MVW and Vistana Destination Club Businesses will occur in steps and phases over time and that therefore the Combination Amendment may consist of a series of amendments that align with such steps and phases. MVW and Licensor will work together in good faith to effectuate such Combination Amendment to align with such steps and phases. In connection with the initial phase, the parties hereto agree as follows with effect as of the Effective Date:

a.
MVW shall continue to pay the base royalty contemplated by the MVW License Agreement (as adjusted by Section 1 of this letter) and Vistana shall continue to pay the base royalty contemplated by the Vistana License Agreement, respectively, without change or alteration.

b.
The variable royalty fees in Sections 3.1 A(ii) and (iii) of the MVW License Agreement and the related provisions in Sections 3.1 C, D, E and F of the MVW License Agreement shall apply to all brands that are encompassed by the MVW License Agreement and the Vistana License Agreement. For the avoidance of doubt, Sections 3.1 A(ii), B, C, D and E of the Vistana License Agreement shall be superseded by the foregoing provisions of the MVW License Agreement.

c.
The basis for systems charges will remain unchanged (to the extent that the systems applicable to the various brands remain unchanged), including, without limitation, the calculation of payments for Loyalty Program Points.

d.
To facilitate the integration and combination of the MVW and Vistana Destination Club Businesses, MVW and Vistana shall be permitted to (i) use information related to the MVW Destination Club Business in connection with the Vistana Destination Club Business, (ii) use information related to the Vistana Destination Club Business in connection with the MVW Destination Club Business, (iii) coordinate and integrate programs, activities and management functions between the MVW and Vistana Destination Club Businesses, and (iv) create one or more Exchange Programs or other forms of reciprocal use, mutual benefit or affiliation among various aspects, products and programs of the MVW and Vistana Destination Club Businesses. In furtherance of the foregoing:

i.
For purposes of Section 14.1.A of the MVW License Agreement, (i) MVW’s Affiliates involved in the Vistana Destination Club Business shall be considered “authorized” Persons for purposes of “Licensor Confidential Information” under the MVW License Agreement, (ii) uses of “Licensor Confidential Information” permitted by the MVW License Agreement shall include uses of “Starwood Confidential Information” permitted by the Vistana License Agreement, (iii) “Licensed Business” shall be deemed to include the Vistana Destination Club Business, (iv) “Projects” shall include “Licensed Vacation Ownership Properties” under the Vistana License Agreement, and (v) “Transaction Agreements” shall include “Transaction Agreements” under the Vistana License Agreement.

ii.	For purposes of Sections 9.1.D, 9.3.A and 9.3.B of the MVW License Agreement, “Licensed Business” shall include the Vistana Destination Club Business.

iii.
For purposes of Section14.1.A of the Vistana License Agreement, (i) MVW’s Affiliates involved in the MVW Destination Club Business shall be considered “authorized” Persons for purposes of “Starwood Confidential Information” under the Vistana License Agreement, (ii) uses of “Starwood Confidential Information” permitted by the Vistana License Agreement shall include uses of “Licensor Confidential Information” permitted by the MVW License Agreement, (iii) “Licensed Business” shall be deemed to include the MVW Destination Club Business, (iv) “Licensed Vacation Ownership Properties” shall include “Projects” under the MVW License Agreement, (v) “Transaction Agreements” shall include “Transaction Agreements” under the MVW License Agreement, and (vi) the phrase “other Hotel, brand, business, product, service or activity” shall exclude the MVW Destination Club Business.

iv.
For purposes of Sections 7.4.D, 8.3.A and 8.3.B of the Vistana License Agreement, “Licensed Business” shall include the MVW Destination Club Business and “Licensed Vacation Ownership Properties” shall include “Projects” under the MVW License Agreement.

Please sign in the space indicated below to indicate Licensor’s acknowledgment and agreement with respect to this letter.
Sincerely,
MARRIOTT VACATIONS WORLDWIDE CORPORATION

By: /s/ R. Lee Cunningham
Name:    R. Lee Cunningham
Title:    Executive Vice President & Chief Operating
Officer - Vacation Ownership

MARRIOTT OWNERSHIP RESORTS, INC.

By: /s/ R. Lee Cunningham
Name:    R. Lee Cunningham
Title:    Vice President

VISTANA SIGNATURE EXPERIENCES, INC.

By: /s/ R. Lee Cunningham
Name:    R. Lee Cunningham
Title:    President & Chief Executive Officer

ILG, LLC

By: /s/ John E. Geller, Jr.
Name:    John E. Geller, Jr.
Title:    Manager

ACKNOWLEDGED AND AGREED
EFFECTIVE AS OF SEPTEMBER 1, 2018.

MARRIOTT INTERNATIONAL, INC.

By: /s/ Timothy Grisius
Name: Timothy Grisius
Title: Global Real Estate Officer

MARRIOTT WORLDWIDE CORPORATION

By: /s/ Timothy Grisius
Name: Timothy Grisius
Title: Authorized Signatory

MARRIOTT REWARDS, LLC

By: /s/ Timothy Grisius
Name:Timothy Grisius
Title: Authorized Signatory

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

By: /s/ Timothy Grisius
Name: Timothy Grisius
Title: Authorized Signatory